EXHIBIT 21



                      LIST OF SUBSIDIARIES OF REGISTRANT



Subsidiary of Registrant



 1. Iron Mountain Records Management, Inc.
    State of incorporation -- Delaware
    In California, also does business as Metro Records Management



Subsidiaries of Iron Mountain Records Management, Inc.


 1. Metro Business Archives, Inc.
    State of incorporation -- New York
    Doing business as Metro Business Archives

 2. Criterion Atlantic Property, Inc.
    State of incorporation -- Delaware

 3. Criterion Property, Inc.
    State of incorporation -- Delaware

 4. Hollywood Property, Inc.
    State of incorportion -- California

 5. IM San Diego, Inc.
    State of incorporation -- Delaware

 6. Iron Mountain Information Partners, Inc.
    State of incorporation -- Delaware

 7. Iron Mountain Data Protection Services, Inc.
    State of incorporation -- Massachusetts

 8. Iron Mountain Records Management of Maryland, Inc.
    State of incorporation -- Delaware

 9. Iron Mountain Records Management of Ohio, Inc.
    State of incorporation -- Delaware

10. Iron Mountain Wilmington, Inc.
    State of incorporation -- Delaware

11. Data Storage Systems, Inc.
    State of incorporation -- Delaware

12. Iron Mountain Records Management of Missouri LLC
    State of organization -- Delaware

13. Iron Mountain Records Management of Boston, Inc.
    State of incorporation -- Massachusetts

14. Data Archive Services, Inc.
    State of incorporation -- Delaware